EXHIBIT 99.1

Media Contact	Investor Contact
Clark Finley 203-578-2287	Terry Mangan 203-578-2318
cfinley@websterbank.com	tmangan@websterbank.com
WEBSTER REPORTS QUARTERLY EARNINGS PER SHARE OF $.86 WITH
CONTINUED STRONG INCREASES IN DEPOSITS AND COMMERCIAL LOANS
WATERBURY, Conn., October 19, 2005 — Webster Financial Corporation (NYSE: WBS), the holding company for Webster Bank, N.A., today announced net income of $46.6 million in the third quarter compared to $49.4 million in the year-ago quarter. Net income per diluted share was $.86 compared to $.92 a year ago. For the first nine months of 2005, net income was $140.4 million compared to $137.5 million a year ago. Net income per share was $2.59 and $2.73 in the respective periods. Average diluted shares outstanding are higher in 2005 as a result of shares issued in connection with the acquisition of FIRSTFED AMERICA BANCORP, INC. on May 14, 2004.
Cash net income, which adds stock-based compensation and intangible amortization expenses back to net income, was $51.3 million compared to $53.8 million in the year-ago quarter. Cash net income per share was $.95 in the third quarter compared to $1.00 a year ago. For the first nine months of 2005, cash net income was $154.5 million compared to $149.5 million a year ago. Cash net income per share was $2.85 and $2.96 in the respective periods.
Included in net income are gains on the sale of securities. In the third quarter, these gains represented $.01 per share compared to $.07 a year ago. For the first nine months of 2005, securities gains were $.03 per share compared to $.22 a year ago. The reduced level of securities and securities gains in 2005 is consistent with Webster’s emphasis on delivering high quality earnings. In addition, one-time expenses equivalent to $.03 per share in the third quarter and $.08 in the first nine months of 2005 were incurred in support of Webster’s core infrastructure conversion project.
“Our third quarter results demonstrate continued strong core growth in deposits and commercial loans and the further strengthening of our balance sheet,” stated Webster Chairman and Chief Executive Officer James C. Smith. “Webster’s plan for growth is producing high quality earnings for our shareholders in the near term while affirming our commitment to investing in our future.”

Revenues
Total revenues (net interest income plus total noninterest income) were $185.6 million in the third quarter, compared to $180.4 million a year ago, an increase of 3 percent. Adjusting both periods to exclude securities gains, total revenues grew by 6 percent. Driving the growth in revenues was net interest income, which totaled $129.6 million in the third quarter of 2005 compared to $121.3 million in the year-ago period. The increase over the prior year reflects growth in the loan portfolio fully funded by deposit growth and a higher net interest margin.
Webster’s net interest margin (annualized tax-equivalent net interest income as a percentage of average earning assets) was 3.26 percent in the third quarter, an improvement of 20 basis points from 3.06 percent in the year-ago period. The increase from a year ago reflects the benefit of Webster’s de-leveraging in the fourth quarter of 2004 and the impact of higher interest rates on earning asset yields over the past year. The recent interest rate environment, with longer-term interest rates not rising at the same level as short-term rates, resulted in a 6 basis point decline from the net interest margin of 3.32 percent in the second quarter of 2005.
In the third quarter of 2005, total noninterest income was $56.0 million compared to $59.1 million in the year-ago period. Excluding securities gains of $1.1 million and $5.8 million in the respective periods, noninterest income increased in the third quarter to $54.8 million from $53.3 million in the year-ago period. Deposit service fees grew by $1.6 million, or 8 percent, from a year ago aided by recently acquired HSA Bank while loan and loan servicing fees grew by 12 percent. Gains on sales of loans and loan servicing totaled $3.7 million in the quarter and decreased 17 percent from a year ago primarily as a result of the impact of competitive pricing in the market.
The provision for loan losses totaled $2.0 million in the third quarter and exceeded net loan charge-offs by $0.2 million. This compares to a provision of $4.0 million a year ago, which exceeded net loan charge-offs by $1.7 million. The annualized net loan charge-off ratio was 0.06 percent of average loans in the third quarter compared to 0.08 percent a year ago.
Expenses
Total noninterest expenses for the 2005 third quarter were $114.9 million, which includes $2.2 million of non-recurring charges under Webster’s core infrastructure conversion project, compared to $103.8 million in the year-ago period. Adjusting each period for acquisitions, investments in de novo branch expansion and the non-recurring core infrastructure conversion charges, total noninterest expenses were $106.8 million in the third quarter and $101.8 million a year ago for an increase of just under 5 percent. The increase reflects higher employee-related costs and investments in technology to support Webster’s new core systems.
Balance Sheet Trends
Total assets were $17.8 billion at September 30, 2005, same as a year ago. Total loans of $12.2 billion increased 5 percent from $11.6 billion the prior year, while deposits were $11.7 billion, up 12 percent from $10.4 billion a year ago.
“Webster’s double-digit organic growth in deposits and commercial loans over the past year reflects increasing success in our markets,” stated Webster President and Chief Operating Officer William T. Bromage. “Our expanding regional footprint and our role as a trusted local provider offer substantial opportunity for future growth.”
At the end of the third quarter, commercial loans were $4.6 billion, including commercial and industrial loans at $3.0 billion, up 15 percent from a year ago, and commercial real estate loans at $1.6 billion, up 3 percent. Consumer loans, primarily home equity loans and lines, increased 6 percent to $2.7 billion compared to $2.6 billion a year ago. Commercial, commercial real estate and consumer loans comprised 61 percent of total loans at September 30, 2005 compared to 59 percent a year ago.
Demand and NOW deposits have grown by 6 percent and 26 percent (14 percent adjusted for the HSA Bank acquisition), respectively, compared to a year ago while certificates of deposit balances have grown by 29 percent as consumer preferences have shifted to this product offering. Wholesale borrowings as a percent of total assets declined to 25 percent at September 30, 2005 compared to 32 percent a year ago as total deposit growth exceeded loan growth by $601 million over the past year.
“We actively manage our balance sheet, consistent with our stated operating principles,” stated Webster Chief Financial Officer William J. Healy. “In the past year, we’ve made significant progress improving our loan to deposit ratio, reducing reliance on wholesale borrowings and building our tangible equity ratio.”

Book value per common share of $30.41 at September 30, 2005 increased from $28.54 a year ago. Tangible book value per share of $17.71 at September 30, 2005 increased from $16.30 last year. The ratio of tangible equity to tangible assets increased to 5.45 percent at September 30, 2005 compared to 4.92 percent a year ago. Return on average tangible equity was 19.6 percent in the third quarter compared to 23.6 percent a year ago while the cash return on average tangible equity was 21.6 percent and 25.7 percent in the respective periods.
Asset Quality
Nonperforming assets increased during the quarter and totaled $60.4 million, or 0.34 percent of total assets, at September 30, 2005 compared to $44.2 million, or 0.25 percent, at June 30 and $40.0 million, or 0.22 percent, a year ago.
The allowance for loan losses was $155.1 million, or 1.27 percent of total loans, at September 30, 2005 compared to $148.2 million, or 1.28 percent, a year ago and $154.8 million, or 1.31 percent, at June 30. The ratio of the allowance to nonperforming loans at September 30, 2005 was 265 percent compared to 401 percent a year ago and 369 percent at June 30.
***
Webster Financial Corporation is the holding company for Webster Bank, National Association and Webster Insurance. With $17.8 billion in assets, Webster provides business and consumer banking, mortgage, insurance, financial planning, trust and investment services through 154 banking offices, 293 ATMs, telephone banking and the Internet. Webster Bank owns the asset-based lending firm Webster Business Credit Corporation, the insurance premium finance company Budget Installment Corp., Center Capital Corporation, an equipment finance company headquartered in Farmington, Connecticut and provides health savings account trustee and administrative services through HSA Bank, a division of Webster Bank.
For more information about Webster, including past press releases and the latest Annual Report, visit the Webster website at www.websteronline.com.
***

Conference Call
A conference call covering Webster’s 2005 third quarter earnings announcement will be held today, Wednesday, October 19, at 11:00 a.m. Eastern Time and may be heard through Webster’s investor relations website at www.wbst.com, or in listen-only mode by calling 1-877-407-3980 or 201-689-8475 internationally. The call will be archived on the website and available for future retrieval.
Forward-looking Statements
Statements in this press release regarding Webster Financial Corporation’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statement, see “Forward Looking Statements” in Webster’s Annual Report for 2004. Except as required by law, Webster does not undertake to update any such forward looking information.
Non-GAAP Financial Measures
In addition to results presented in accordance with GAAP, this press release contains certain non-GAAP financial measures. We believe that providing certain non-GAAP financial measures, such as cash basis net income, provides investors with information useful in understanding our financial performance, our performance trends and financial position. A reconciliation of cash basis net income to net income is included in the accompanying financial tables, elsewhere in this report.

Selected Financial Highlights (unaudited)
	At or for the Three		At or for the Nine
	Months Ended September 30,		Months Ended September 30,
(In thousands, except per share data)	2005	2004	2005	2004

Net income and performance ratios (annualized):

Net income	$46,602	$49,361	$140,355	$137,527
Net income per diluted common share	0.86	0.92	2.59	2.73
Return on average shareholders’ equity	11.39%	13.25%	11.69%	13.75%
Return on average tangible equity	19.59	23.56	20.34	21.64
Return on average assets	1.06	1.13	1.08	1.13
Noninterest income as a percentage of total revenue	30.16	32.76	29.56	33.41
Efficiency ratio (a,d)	61.93	57.53	61.09	57.30

Cash income and performance ratios (annualized) (b):

Net income	$46,602	$49,361	$140,355	$137,527
Stock-based compensation, net of tax	1,470	1,260	4,493	3,242
Intangible amortization, net of tax	3,251	3,138	9,693	8,776

Cash income	51,323	53,759	154,541	149,545

Cash income per diluted common share	0.95	1.00	2.85	2.96
Cash return on average shareholders’ equity	12.55%	14.43%	12.87%	14.95%
Cash return on average tangible equity	21.57	25.65	22.39	23.53
Cash return on average assets	1.16	1.23	1.19	1.23

Asset quality:

Allowance for loan losses	$155,052	$148,179	$155,052	$148,179
Nonperforming assets	60,355	39,993	60,355	39,993
Allowance for loan losses / total loans	1.27%	1.28%	1.27%	1.28%
Net charge-offs/ average loans (annualized)	0.06	0.08	0.03	0.10
Nonperforming loans / total loans	0.48	0.32	0.48	0.32
Nonperforming assets / total assets	0.34	0.22	0.34	0.22
Allowance for loan losses / nonperforming loans	264.87	400.87	264.87	400.87

Other ratios (annualized):

Tangible capital ratio	5.45%	4.92%	5.45%	4.92%
Shareholders’ equity / total assets	9.19	8.53	9.19	8.53
Interest-rate spread	3.22	3.04	3.26	3.02
Net interest margin	3.26	3.06	3.30	3.05

Share related:

Book value per common share	$30.41	$28.54	$30.41	$28.54
Tangible book value per common share	17.71	16.30	17.71	16.30
Common stock closing price	44.96	49.39	44.96	49.39
Dividends declared per common share	0.25	0.23	0.73	0.67

Common shares issued and outstanding	53,795	53,185	53,795	53,185
Basic shares (average)	53,648	52,938	53,612	49,606
Diluted shares (average)	54,310	53,767	54,269	50,448
Footnotes:

(a)	Noninterest expense as a percentage of net interest income plus noninterest income.

(b)	Cash income represents net income excluding the after tax effects of non-cash charges related to the amortization of intangible assets and stock-based compensation, which includes stock options and restricted stock.

(c)	For purposes of this computation, unrealized gains (losses) are excluded from the average balance for rate calculations.

(d)	Excluding conversion and infrastructure cost in 2005, the efficiency ratio would be 60.73% and 59.85% for the three and nine months ended September 30, 2005, respectively.

Consolidated Statements of Condition (unaudited)
	September 30,	June 30,	September 30,
(In thousands)	2005	2005	2004

Assets:

Cash and due from depository institutions	$269,859	$322,376	$234,449
Short-term investments	9,224	13,088	25,783

Securities:
Trading, at fair value	1,901	1,409	2,635
Available for sale, at fair value	2,668,226	2,649,930	4,164,056
Held-to-maturity securities	1,161,507	1,196,368	323,378

Total securities	3,831,634	3,847,707	4,490,069

Loans held for sale	247,365	245,174	111,175

Loans:
Residential mortgages	4,812,298	4,690,318	4,773,284
Commercial	2,978,537	2,781,938	2,586,351
Commercial real estate	1,666,384	1,666,235	1,619,968
Consumer	2,740,019	2,671,197	2,595,629

Total loans	12,197,238	11,809,688	11,575,232
Allowance for loan losses	(155,052)	(154,822)	(148,179)

Loans, net	12,042,186	11,654,866	11,427,053

Accrued interest receivable	73,253	67,380	65,812
Premises and equipment, net	179,463	171,579	136,385
Goodwill and intangible assets	703,740	708,387	676,176
Cash surrender value of life insurance	235,467	233,129	226,503
Prepaid expenses and other assets	214,865	208,511	408,837

Total Assets	$17,807,056	$17,472,197	$17,802,242

Liabilities and Shareholders’ Equity:

Deposits:
Demand deposits	$1,431,642	$1,509,957	$1,356,924
NOW accounts	1,600,481	1,640,692	1,271,553
Money market deposit accounts	1,971,075	1,892,664	2,153,852
Savings accounts	2,032,927	2,284,076	2,243,949
Certificates of deposit	4,118,765	3,830,999	3,204,624

Total retail deposits	11,154,890	11,158,388	10,230,902
Treasury deposits	507,302	420,846	208,521

Total deposits	11,662,192	11,579,234	10,439,423

Federal Home Loan Bank advances	2,064,963	2,126,437	3,021,503
Securities sold under agreements to repurchase and other short-term debt	1,633,906	1,345,910	1,973,478
Other long-term debt	673,999	674,117	695,316
Accrued expenses and other liabilities	126,537	126,011	144,963

Total liabilities	16,161,597	15,851,709	16,274,683

Preferred stock of subsidiary corporation	9,577	9,577	9,577

Shareholders’ equity	1,635,882	1,610,911	1,517,982

Total Liabilities and Shareholders’ Equity	$17,807,056	$17,472,197	$17,802,242

See Selected Financial Highlights for footnotes.

Consolidated Statements of Income (unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except per share data)	2005	2004	2005	2004

Interest income:
Loans	$175,680	$145,456	$501,434	$393,131
Securities and short-term investments	43,775	45,541	127,358	135,311
Loans held for sale	3,686	1,755	9,382	4,964

Total interest income	223,141	192,752	638,174	533,406

Interest expense:
Deposits	51,338	32,611	131,305	87,613
Borrowings	42,191	38,853	119,190	105,232

Total interest expense	93,529	71,464	250,495	192,845

Net interest income	129,612	121,288	387,679	340,561
Provision for loan losses	2,000	4,000	7,500	14,000

Net interest income after provision for loan losses	127,612	117,288	380,179	326,561

Noninterest income:
Deposit service fees	22,182	20,596	63,058	57,031
Insurance revenue	10,973	10,924	33,337	33,158
Loan and loan servicing fees	7,739	6,893	23,942	20,847
Wealth and investment services	5,554	6,044	16,977	17,009
Gain on sale of loans and loan servicing, net	3,703	4,467	9,251	10,813
Increase in cash surrender value of life insurance	2,341	2,421	6,881	6,552
Financial advisory services	—	—	—	3,808
Other	2,347	1,912	6,603	4,724

	54,839	53,257	160,049	153,942
Gain on sale of securities, net	1,141	5,843	2,607	16,959

Total noninterest income	55,980	59,100	162,656	170,901

Noninterest expenses:
Compensation and benefits	60,808	55,406	176,564	162,192
Occupancy	10,482	9,144	32,151	25,911
Furniture and equipment	13,009	10,103	35,418	26,737
Intangible amortization	5,001	4,827	14,912	13,501
Marketing	3,339	4,233	10,286	10,847
Professional services	3,626	4,294	11,368	10,131
Conversion and infrastructure costs	2,217	200	6,857	200
Other	16,450	15,562	48,655	43,570

Total noninterest expenses	114,932	103,769	336,211	293,089

Income before income taxes	68,660	72,619	206,624	204,373
Income taxes	22,058	23,258	66,269	66,846

Net income	$46,602	$49,361	$140,355	$137,527

Diluted shares (average)	54,310	53,767	54,269	50,448

Net income per common share:
Basic	$0.87	$0.93	$2.62	$2.77
Diluted	0.86	0.92	2.59	2.73
See Selected Financial Highlights for footnotes.

Consolidated Statements of Income (unaudited)
	Three Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31	Sept. 30,
(In thousands, except per share data)	2005	2005	2005	2004	2004

Interest income:
Loans	$175,680	$166,967	$158,787	$154,177	$145,456
Securities and short-term investments	43,775	42,684	40,899	42,807	45,541
Loans held for sale	3,686	2,964	2,732	1,718	1,755

Total interest income	223,141	212,615	202,418	198,702	192,752

Interest expense:
Deposits	51,338	44,099	35,868	32,993	32,611
Borrowings	42,191	38,681	38,318	38,109	38,853

Total interest expense	93,529	82,780	74,186	71,102	71,464

Net interest income	129,612	129,835	128,232	127,600	121,288
Provision for loan losses	2,000	2,000	3,500	4,000	4,000

Net interest income after provision for loan losses	127,612	127,835	124,732	123,600	117,288

Noninterest income:
Deposit service fees	22,182	21,747	19,129	20,712	20,596
Insurance revenue	10,973	10,562	11,802	10,348	10,924
Loan and loan servicing fees	7,739	7,274	8,929	7,727	6,893
Wealth and investment services	5,554	6,028	5,395	5,198	6,044
Gain on sale of loans and loan servicing, net	3,703	3,012	2,536	2,492	4,467
Increase in cash surrender value of life insurance	2,341	2,302	2,238	2,283	2,421
Other	2,347	2,013	2,243	2,692	1,912

	54,839	52,938	52,272	51,452	53,257

Gain (loss) on sale of securities, net	1,141	710	756	(2,646)	5,843

Total noninterest income	55,980	53,648	53,028	48,806	59,100

Noninterest expenses:
Compensation and benefits	60,808	57,854	57,902	57,128	55,406
Occupancy	10,482	10,810	10,859	9,909	9,144
Furniture and equipment	13,009	11,611	10,798	10,889	10,103
Intangible amortization	5,001	5,009	4,902	4,844	4,827
Marketing	3,339	3,664	3,283	2,533	4,233
Professional services	3,626	3,972	3,770	5,523	4,294
Conversion and infrastructure costs	2,217	3,506	1,134	300	200
Debt prepayment penalties	—	—	—	45,761	—
Other	16,450	17,079	15,126	17,161	15,562

Total noninterest expenses	114,932	113,505	107,774	154,048	103,769

Income before income taxes	68,660	67,978	69,986	18,358	72,619
Income taxes	22,058	21,720	22,491	2,052	23,258

Net income	$46,602	$46,258	$47,495	$16,306	$49,361

Diluted shares (average)	54,310	54,278	54,217	54,045	53,767

Net income per common share:
Basic	$0.87	$0.86	$0.89	$0.31	$0.93
Diluted	0.86	0.85	0.88	0.30	0.92
See Selected Financial Highlights for footnotes.

Retail and Wholesale Interest-Rate Spreads (unaudited)

Three Months Ended,	September	June	March	December	September
	2005	2005	2005	2004	2004

Interest-rate spread
Yield on interest-earning assets	5.55%	5.40%	5.22%	5.02%	4.82%
Cost of interest-bearing liabilities	2.33	2.11	1.94	1.80	1.78

Interest-rate spread	3.22%	3.29%	3.28%	3.22%	3.04%
Net interest margin	3.26	3.32	3.32	3.25	3.06

Retail interest-rate spread
Yield on loans and loans held for sale	5.83%	5.66%	5.44%	5.25%	5.07%
Cost of deposits	1.76	1.57	1.37	1.25	1.25

Spread	4.07%	4.09%	4.07%	4.00%	3.82%

Wholesale interest-rate spread
Yield on securities and short-term investments	4.67%	4.62%	4.52%	4.37%	4.18%
Cost of borrowings	3.84	3.54	3.23	2.91	2.80

Spread	0.83%	1.08%	1.29%	1.46%	1.38%

Consolidated Average Statements of Condition (unaudited)

Three Months Ended September 30,	2005			2004

			Fully tax-			Fully tax-
	Average		equivalent	Average		equivalent
(Dollars in thousands)	balance	Interest	yield/rate	balance	Interest	yield/rate

Assets:
Interest-earning assets:
Loans	$11,974,880	$175,685	5.81%	$11,401,076	$145,456	5.06%
Securities	3,906,118	45,997	4.68 (c)	4,456,849	47,095	4.20 (c)
Loans held for sale	223,002	3,686	6.61	129,157	1,755	5.44
Short-term investments	20,044	117	2.28	31,231	106	1.33

Total interest-earning assets	16,124,044	225,485	5.55	16,018,313	194,412	4.82

Noninterest-earning assets	1,505,579			1,413,030

Total assets	$17,629,623			$17,431,343

Liabilities and Shareholders’ Equity:
Interest-bearing liabilities:
Demand deposits	$1,477,230	—	—	$1,357,230	—	—
Savings, NOW and money market deposit accounts	5,679,259	18,021	1.26	5,673,797	12,703	0.89
Time deposits	4,413,329	33,317	3.00	3,366,232	19,908	2.35

Total deposits	11,569,818	51,338	1.76	10,397,259	32,611	1.25

Federal Home Loan Bank advances	2,128,760	19,134	3.52	3,147,887	23,373	2.91
Repurchase agreements and other short-term debt	1,518,921	11,859	3.06	1,608,818	5,919	1.44
Other long-term debt	674,056	11,198	6.65	695,365	9,561	5.50

Total borrowings	4,321,737	42,191	3.84	5,452,070	38,853	2.80

Total interest-bearing liabilities	15,891,555	93,529	2.33	15,849,329	71,464	1.78

Noninterest-bearing liabilities	92,381			82,696

Total liabilities	15,983,936			15,932,025

Preferred stock of subsidiary corporation	9,577			9,577

Shareholders’ equity	1,636,110			1,489,741

Total liabilities and shareholders’ equity	$17,629,623			$17,431,343

		131,956			122,948
Less: tax-equivalent adjustment		(2,344)			(1,660)

Net interest income		$129,612			$121,288

Interest-rate spread			3.22%			3.04%

Net interest margin			3.26%			3.06%

See Selected Financial Highlights for footnotes.

Consolidated Average Statements of Condition (unaudited)

Nine Months Ended September 30,	2005			2004

			Fully tax-			Fully tax-
	Average		equivalent	Average		equivalent
(Dollars in thousands)	balance	Interest	yield/rate	balance	Interest	yield/rate

Assets:
Interest-earning assets:
Loans	$11,796,868	$501,440	5.65%	$10,407,028	$393,131	5.01%
Securities	3,836,811	133,373	4.61 (c)	4,424,813	138,533	4.18 (c)
Loans held for sale	226,468	9,382	5.52	127,846	4,964	5.18
Short-term investments	20,028	390	2.57	32,290	256	1.04

Total interest-earning assets	15,880,175	644,585	5.39	14,991,977	536,884	4.76

Noninterest-earning assets	1,467,085			1,174,680

Total assets	$17,347,260			$16,166,657

Liabilities and Shareholders’ Equity:
Interest-bearing liabilities:
Demand deposits	$1,425,093	—	—	$1,207,649	—	—
Savings, NOW and money market deposit accounts	5,678,099	47,161	1.11	5,166,808	33,143	0.86
Time deposits	4,064,228	84,144	2.77	3,071,795	54,470	2.37

Total deposits	11,167,420	131,305	1.57	9,446,252	87,613	1.24

Federal Home Loan Bank advances	2,247,887	55,881	3.28	2,802,588	62,282	2.92
Repurchase agreements and other short-term debt	1,542,111	31,274	2.67	1,853,465	16,238	1.15
Other long-term debt	676,426	32,035	6.31	633,343	26,712	5.62

Total borrowings	4,466,424	119,190	3.53	5,289,396	105,232	2.62

Total interest-bearing liabilities	15,633,844	250,495	2.13	14,735,648	192,845	1.74

Noninterest-bearing liabilities	102,981			88,132

Total liabilities	15,736,825			14,823,780

Preferred stock of subsidiary corporation	9,577			9,577

Shareholders’ equity	1,600,858			1,333,300

Total liabilities and shareholders’ equity	$17,347,260			$16,166,657

		394,090			344,039
Less: tax-equivalent adjustment		(6,411)			(3,478)

Net interest income		$387,679			$340,561

Interest-rate spread			3.26%			3.02%

Net interest margin			3.30%			3.05%

See Selected Financial Highlights for footnotes.

	At or for the Three Months Ended
(Unaudited)	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
( Dollars in thousands)	2005	2005	2005	2004	2004

Asset Quality

Nonperforming loans:
Commercial:
Commercial	$27,544	$19,073	$17,112	$14,624	$12,407
Equipment financing	3,209	3,466	3,800	3,383	4,501

Total commercial	30,753	22,539	20,912	18,007	16,908

Commercial real estate	19,650	11,654	15,609	8,431	11,157
Residential	6,436	6,690	7,528	7,796	7,695
Consumer	1,699	1,019	1,586	1,894	1,204

Total nonperforming loans	58,538	41,902	45,635	36,128	36,964

Loans held for sale	181	—	492	—	—

Other real estate owned and repossessed assets:
Commercial	1,408	2,217	2,472	2,824	2,482
Residential	218	112	446	100	527
Consumer	10	10	85	114	20

Total other real estate owned and repossessed assets	1,636	2,339	3,003	3,038	3,029

Total nonperforming assets	$60,355	$44,241	$49,130	$39,166	$39,993

Allowance for Loan Losses

Beginning balance	$154,822	$152,519	$150,112	$148,179	$146,511
Allowance for purchased loans	—	—	—	617	—
Provision	2,000	2,000	3,500	4,000	4,000

Charge-offs:
Commercial	2,204	1,432	2,155	3,432	3,556
Residential	378	178	167	367	92
Consumer	137	201	142	147	195

Total charge-offs	2,719	1,811	2,464	3,946	3,843
Recoveries	(949)	(2,114)	(1,371)	(1,262)	(1,511)

Net loan charge-offs (recoveries)	1,770	(303)	1,093	2,684	2,332

Ending balance	$155,052	$154,822	$152,519	$150,112	$148,179

Asset Quality Ratios:

Allowance for loan losses / total loans	1.27%	1.31%	1.30%	1.28%	1.28%
Net charge-offs (recoveries)/ average loans (annualized)	0.06	(0.01)	0.04	0.09	0.08
Nonperforming loans / total loans	0.48	0.35	0.39	0.31	0.32
Nonperforming assets / total assets	0.34	0.25	0.28	0.23	0.22
Allowance for loan losses / nonperforming loans	264.87	369.49	334.21	415.50	400.87